SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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United Financial Banking Companies, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED FINANCIAL BANKING COMPANIES, INC.

8399 Leesburg Pike

Vienna, Virginia 22182

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of United Financial Banking Companies, Inc. will be held at The Business Bank’s Vienna Branch, 133 Maple Avenue East, Vienna, Virginia on Friday, May 21, 2004, at 10:00 a.m. for the following purposes:

(1)	To elect one (1) Class 2 Director;

(2)	To ratify the appointment of Goodman & Company, L.L.P. as the independent auditors for 2004; and

(3)	To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

Only holders of shares of Common Stock of record at the close of business on March 31, 2004 shall be entitled to vote at the Meeting.

Please sign and promptly mail the enclosed proxy to ensure the presence of a quorum at the Meeting.

By Order of the Board of Directors,

/ s / LISA M. PORTER

Lisa M. Porter

Corporate Secretary

April 29, 2004

Please sign, date and return your proxy promptly, whether or not you plan to attend the Meeting in person. No postage is required if mailed in the United States in the enclosed envelope. If you attend the Meeting, you may, if you desire, revoke your proxy and vote in person.

UNITED FINANCIAL BANKING COMPANIES, INC.

Executive Offices

8399 Leesburg Pike

Vienna, Virginia 22182

PROXY STATEMENT

Annual Meeting of Shareholders

To Be Held May 21, 2004

GENERAL

This Proxy Statement and accompanying form of proxy, mailed to shareholders on or about May 1, 2004, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of United Financial Banking Companies, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “Meeting”) to be held at 10:00 a.m. on Friday, May 21, 2004, at The Business Bank’s Vienna Branch, 133 Maple Avenue East, Vienna, Virginia, and at any adjournment thereof. The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees and fiduciaries to send proxy materials to the beneficial owners and to secure their voting instructions, if necessary. The Company, upon request, will reimburse them for their expenses in so doing. Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by telecopy, from some shareholders if proxies are not received promptly. Such persons will not receive any additional compensation for such solicitation.

The Board has fixed the close of business on March 31, 2004, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting (the “Record Date”).

A proxy in the accompanying form which is properly signed and returned and not revoked will be voted in accordance with instructions contained therein. Shares represented by proxies for which no instruction is given will be voted FOR the election of the nominees for directors specified herein, FOR the ratification of the appointment of Goodman & Company, L.L.P. and in the discretion of the holders of the proxies on all other matters properly brought before the Meeting and any adjournment or postponement thereof. The judges of election appointed for the Meeting will determine the presence of a quorum and will tabulate the votes cast at the Meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker indicates that he or she does not have discretionary authority to vote any shares of Common Stock as to a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to such matter.

Any shareholder giving a proxy may revoke it at any time before it is exercised by executing another proxy or by appearing at the Meeting and voting in person.

The Company’s Annual Report to Shareholders for the year ended December 31, 2003, is being sent to all shareholders with this Proxy Statement. Said Report is not to be considered a part of the proxy solicitation materials.

At the Annual Meeting, each of the Company’s outstanding shares of Common Stock will be entitled to one vote on all matters submitted to the shareholders. There are no cumulative voting rights. On the Record Date, there were 1,038,637 shares of Common Stock outstanding, held by approximately 317 shareholders of record.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Articles of Incorporation provide for the Board of Directors to be divided into three classes, as nearly equal in number as possible. Each class serves for a term of three years, with one class being elected each year. The Articles also provide that a vacancy on the Board of Directors shall be filled by a vote of the majority of the remaining directors, even if the remaining number of directors may be less than a quorum. The successor director selected by the remaining directors serves only until the next Annual Meeting of Shareholders, at which time the shareholders elect a successor director to serve for the remaining portion of that director’s three-year term.

At the 2004 Annual Meeting, one (1) Class 2 director will be elected to serve until the 2007 Annual Meeting of Shareholders and until their successors are elected and qualified. Harold C. Rauner is the nominee for election as a Class 2 director. Mr. Rauner has previously been elected as a director by the shareholders of the Company. The Board recommends that the nominees named above be elected. Proxies received will be voted FOR the election of the nominees, unless marked to the contrary. A shareholder who desires to withhold voting of the proxy for the nominees may so indicate on the proxy. In order for a nominee to be elected, he must receive a plurality of the votes cast in the election at the Meeting. These nominees have consented to be named in this Proxy Statement as nominees for election as directors and have indicated their intent to serve if elected. However, in the event the nominees are not available for election, the proxies will be voted for such persons as shall be designated by the Board as replacements.

The following information is furnished with respect to the nominees for election as a director and the remaining directors who will continue to serve as indicated below, including age, the year each became a director, information regarding beneficial ownership of the Company’s Common Stock as of the Record Date, and each nominee’s principal occupation and business experience.

	Age	Year First Became Director	Number of Shares of Common Stock Beneficially Owned (1)		Percent of Outstanding Common Stock Shares (1)
Class 1—To serve until the 2006 Annual Meeting
William J. McCormick, Jr.	(66)	1995	34,155	(2)	3.28%
Manuel V. Fernandez	(76)	1998	147,926	(3)	14.20%
Robert W. Pitts	(70)	2003	18,607	(4)	1.79%
Class 2—If elected to serve until the 2007 Annual Meeting
Harold C. Rauner	(53)	1994	66,380	(5)	6.07%
Class 2—To serve until the 2004 Annual Meeting
Edward H. Pechan*	(57)	1995	7,800	(6)	.75%
Class 3— To serve until the 2005 Annual Meeting
Dennis I. Meyer	(68)	1983	106,807	(7)	10.24%
Sharon A. Stakes	(41)	1994	14,301	(8)	1.36%
Jeffery T. Valcourt	(51)	1996	296,413	(9)	28.41%

All directors and executive officers as a group (9 persons)			702,746	(10)	61.74%

*Due to his relocation to Florida, Mr. Pechan will be unable to serve beyond the 2004 Annual Meeting.

(1)	A person is deemed to be the beneficial owner of shares as to which he has or shares voting or investment power. Except as otherwise indicated, all shares are owned directly. Ownership is based on 1,038,637 shares of Common Stock as of the Record Date. In calculating the percentage of shares owned for option holders, the total number of shares outstanding is deemed to include the option shares granted to that holder and exercisable within sixty days of the Record Date.

(2)	Includes 1,000 shares owned directly. 29,555 shares owned indirectly are owned by a company of which Mr. McCormick is the majority shareholder. Also includes options to purchase 3,600 shares of Common Stock pursuant to the Company’s Directors Stock Plans.

(3)	Includes 144,926 shares owned directly. Also includes options to purchase 3,000 shares of Common Stock pursuant to the Company’s Directors Stock Plan.

(4)	Includes 15,607 shares owned directly. Also includes options to purchase 3,000 shares of Common Stock pursuant to the Company’s Directors Stock Plan.

(5)	Includes 11,800 shares owned directly and options to purchase 54,580 shares of Common Stock pursuant to the Company’s Executive Stock Plans.

(6)	Includes 4,200 shares owned directly and options to purchase 3,600 shares of Common Stock pursuant to the Company’s Directors Stock Plans.

(7)	Includes 4,875 shares of Common Stock owned by Mr. Meyer’s children, 239 shares owned by Mr. Meyer and 97,093 shares owned by his spouse, Rita M. Meyer. Also includes options to purchase 4,600 shares of Common Stock pursuant to the Company’s Directors Stock Plans.

(8)	Includes 400 shares owned directly, 104 shares owned by Mrs. Stake’s child and options to purchase 13,797 shares of Common Stock pursuant to the Company’s Executive Stock Plans.

(9)	Includes 1,000 shares of Common Stock owned by Mr. Valcourt and options to purchase 4,600 shares of Common Stock pursuant to the Company’s Directors Stock Plans. Also includes 290,813 shares of Common Stock owned by JNV Limited Partnership II, of which Mr. Valcourt is the general partner.

(10)	Includes options to purchase 77,234 shares of Common Stock pursuant to the Company’s Executive Stock Plans and options to purchase 22,400 shares of Common Stock pursuant to the Directors Stock Plans.

The business experience of the nominees for election and serving directors described below relates to the past five years unless otherwise indicated.

Mr. McCormick is the majority shareholder of Jordan Kitt’s Music, Inc., and serves as its President. He serves as a director for the American Music Conference and of the Schmitt Music Centers in Minneapolis, Minnesota.

Mr. Fernandez is the owner and President of 650 Water Street, Inc., which operates a hotel and restaurant. Over the past several years, Mr. Fernandez has served as a director for several banks. He is a managing member or a general partner in several real estate projects.

Mr. Pitts is the senior partner in the firm of Pitts & Company PC CPAs. He has been a certified public accountant and practicing for over forty years in the Northern Virginia area. Mr. Pitts has served on The Business Bank Board of Directors since 1998.

Mr. Rauner became President of The Business Bank in December 1994. In January 1997, Mr. Rauner was elected President and CEO of the Company by the Board of Directors. He is also President and director of the Company’s subsidiary, Business Venture Capital, Inc. (BVCI) and a director of the Bank’s subsidiary, The Business Bank Insurance Agency, Inc.

Mr. Pechan is the former President of E.H. Pechan & Associates, Inc., which is a national consulting firm in Springfield, Virginia, specializing in environmental policy issues.

Mr. Meyer is one of the founding directors of the Company. He is senior counsel at the law firm of Baker & McKenzie, Washington, D.C., which specializes in international law. He is a director of Carey International.

Mrs. Stakes has been employed by the Company’s main subsidiary, The Business Bank, since 1984 and currently serves as Executive Vice President of the Company, the Bank and BVCI. Mrs. Stakes is also the President and a director of The Business Bank Insurance Agency, Inc.

Mr. Valcourt was elected Chairman of the Board of the Company by the Board of Directors in January 1997. He also serves as a director of the Bank, BVCI and The Business Bank Insurance Agency, Inc. Mr. Valcourt is the Chairman and CEO of Valcourt Building Services, a window washing and exterior building maintenance company, with offices in Arlington, Virginia, Elizabeth, New Jersey, Pennsauken, New Jersey and Atlanta, Georgia. Valcourt Building Services is the largest window cleaning company in the United States.

The Board of Directors recommends that the shareholders vote FOR the nominees standing for election as director.

PROPOSAL TWO

RATIFY THE APPOINTMENT OF GOODMAN & COMPANY, L.L.P.

AS THE INDEPENDENT AUDITORS FOR 2003

Pursuant to the recommendation of the Audit Committee, the Board of Directors appointed Goodman & Company, L.L.P. to audit the United Financial Banking Companies, Inc. and subsidiaries financial statements for 2004. Goodman & Company, L.L.P. has served as the Company’s independent audit firm since October 2003.

The accounting firm of Brown, Dakes, Wannall & Maxfield, P.C. was selected to audit the consolidated financial statements of the Company for the years ended December 31, 2000, 2001 and 2002. On October 1, 2003, the firm of Brown, Dakes, Wannall & Maxfield, P.C. merged with the firm of Argy, Wiltse & Robinson, P.C. Brown, Dakes, Wannall & Maxfield, P.C. ceased operations on October 21, 2003 and therefore ceased to be the independent auditors for United Financial Banking Companies, Inc. (UFBC). Argy, Wiltse & Robinson, P.C. does not accept nor service clients registered with the Securities and Exchange Commission.

Brown, Dakes, Wannall & Maxfield, P.C.’s report on UFBC’s financial statements for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles. During the period January 1, 2001 to December 31, 2002 and through the date on which they merged, there were no disagreements with Brown, Dakes, Wannall & Maxfield, P.C. on any matter of accounting principles or practices, financial statement disclosure, audit scope or procedure which, if not resolved to its satisfaction, would have caused it to make reference to such disagreement in connection with this report.

Representatives from Goodman & Company, L.L.P. are not expected to be present at the Annual Meeting.

At the 2004 Annual Meeting, the Board of Directors proposes the ratification of the appointment of Goodman & Company, L.L.P. to audit the United Financial Banking Companies, Inc. and subsidiaries financial statements for 2004. Ratification of Goodman & Company, L.L.P. requires the favorable vote of a majority of the votes represented at the Annual Meeting (assuming a quorum of a majority of the outstanding shares of Common Stock is present). The Board of Directors recommends a vote “FOR” the proposal to ratify the appointment of Goodman & Company, L.L.P.

Information Regarding the Board of Directors and Its Committees

There were 6 meetings of the Board of Directors during 2003. The Company has standing audit, compensation and nominating committees. There were 3 meetings of the Audit Committee, 2 meetings of the Compensation Committee and 1 meeting of the Nominating Committee. During 2003, all of the Company’s directors, except one, attended more than 75% of the Board of Directors meetings and committee meetings of which they were members. Mr. Pechan attended 50% of the Board of Directors meetings and committee meetings of which he was a member. The non-employee directors of the Bank were paid $250 for each loan committee meeting attended.

Audit Committee

The Board of Directors has a standing Audit Committee. The Audit Committee is responsible for the selection, review and oversight of the Company’s independent accountants, the approval of all audit, review and attest services provided by the independent accountants, the integrity of the Company’s reporting practices and evaluation of the Company’s internal controls and accounting procedures. It also periodically reviews audit reports with the Company’s independent auditors. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix A. The Audit Committee of the Company is currently comprised of Messrs. Manuel Fernandez, William McCormick, Jr., Dennis Meyer, Robert Pitts and Jeffery Valcourt. Each of the members of the Audit Committee is independent, as determined under the definition of independence adopted by the NASD for audit committee members in Rule 4350(d)(2)(A). During the 2003 fiscal year, the Audit Committee met three times. The Board of Directors has determined that Mr. Robert Pitts is an “audit committee financial expert” as defined under regulations of the Securities and Exchange Commission.

The audit committee is also responsible for the pre-approval of all non-audit services provided by its independent auditors. Non-audit services are only provided by the Company’s auditors to the extent permitted by law. Pre-approval is required unless a “de minimus” exception is met. To qualify for the “de minimus” exception, the aggregate amount of all such non-audit services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent auditors during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee.

Audit Committee Report

The Audit Committee has been appointed to assist the Board of Directors in fulfilling the Board’s oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls establish by management and the Board and the independence and performance of the Company’s audit process.

The Audit Committee has:

(1)	reviewed and discussed with management the audited financial statements included in the Company’s Annual Report and Form 10-KSB;

(2)	discussed with Goodman and Company, L.L.P., the Company’s independent auditors, the matters required to be discussed by statement of Auditing Standards No. 61, and has received the written disclosures and letter from Goodman and Company, L.L.P., as required by Independence Standards Board Standard No. 1; and

(3)	discussed with Goodman and Company, L.L.P., its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-KSB for the year ended December 31, 2003. The Audit Committee has also considered whether the amount and nature of non-audit services provided by Goodman and Company, L.L.P. is compatible with the auditors’ independence.

Members of the 2003 Audit Committee

Manuel V. Fernandez	Dennis I. Meyer	Robert W. Pitts
William J. McCormick, Jr.	Jeffery T. Valcourt

Compensation Committee

The Compensation Committee currently consists of Messrs. McCormick, Meyer and Valcourt, non-employee members of the Board of Directors, and Mr. John Motz, a non-employee member of the Bank Board of Directors. The Committee meets periodically to recommend award options under the Company’s Employee Stock Plans and to recommend the price of each option share granted. The Committee also meets periodically to review and recommend compensation to executive officers of the Company.

Nominating Committee

The Board of Directors has a standing nominating committee, currently comprised of Messrs. William McCormick, Jr., Dennis Meyer and Jeffery Valcourt. Each of the members fo the nominating committee is an “independent director” within the meaning of NASD Rule 4200(a)(15). The nominating committee is responsible for the evaluation of nominees for election as director, the nomination of director candidates for election by the shareholders and evaluation of sitting directors. The Board of Directors has not adopted a charter addressing the nominations process.

The Board has not developed a formal policy for the identification or evaluation of nominees. In general, when the Board determines that expansion of the Board or replacement of a director is necessary or appropriate, the nominating committee will review, through candidate interviews with members of the Board and management, consultation with the candidate’s associates and through other means, a candidate’s honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, willingness to invest in the Company, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The committee would review any special expertise, for example, expertise that qualifies a person as an audit committee financial expert, and membership or influence in a particular geographic or business target market, or other relevant business experience. To date the Company has not paid any fee to any third party to identify or evaluate, or to assist it in identifying or evaluating, potential director candidates.

The director standing for reelection was nominated by the nominating committee comprised of nonmanagement directors. The Company did not pay fees to a third party to identify or evaluate the candidate nor has the Company received nominations from any shareholder other than those in the nominating committee.

The nominating committee will consider director candidates nominated by shareholders during such times as the Company is actively considering obtaining new directors. Candidates recommended by shareholders will be evaluated based on the same criteria described above. Shareholders desiring to suggest a candidate for consideration should send a letter to the Company’s Secretary and include: (a) a statement that the writer is a shareholder (providing evidence if the person’s shares are held in street name) and is proposing a candidate for consideration; (b) the name and contact information for the candidate; (c) a statement of the candidate’s business and educational experience; (d) information regarding the candidate’s qualifications to be director, including but not limited to an evaluation of the factors discussed above which the Board would consider in evaluating a candidate; (e) information regarding any relationship or understanding between the proposing shareholder and the candidate; (f) information regarding potential conflicts of interest; and (g) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected. Because of the limited resources of the Company and the limited opportunity to seek additional directors, there is no assurance that all shareholder proposed candidates will be fully considered, that all candidates will be considered equally, or that the proponent of any candidate or the proposed candidate will be contacted by the Company or the Board, and no undertaking to do so is implied by the willingness to consider candidates proposed by shareholders.

Shareholder Communications. Company shareholders who wish to communicate with the Board of Directors or an individual director can write to United Financial Banking Companies, Inc., 8399 Leesburg Pike, Vienna, Virginia, 22182, Attention: Corporate Secretary. Your letter should indicate that you are a shareholder, and whether you own your shares in street name. Depending on the subject matter, management will: (a) forward the communication to the director or directors to whom it is addressed; (b) handle the inquiry directly or delegate it to appropriate employees, such as where the communication is a request for information, a stock related matter, or a matter related to ordinary course matters in the conduct of the Company’s banking business; or (c) not forward the communication where it is primarily commercial or political in nature, or where it relates to an improper, frivolous or irrelevant topic. Communications which are not forwarded will be retained until the next Board meeting, where they will be available to all directors.

Director Attendance at the Annual Meeting. The Board believes it is important for all directors to attend the annual meeting of shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. Accordingly, it is the policy of the Company to encourage all directors to attend each annual meeting of shareholders unless they are unable to attend by reason of personal or family illness or pressing matters. All of the Company’s directors attended the 2003 Annual Meeting of Shareholders.

EXECUTIVE OFFICERS

Names (Ages) of Executive Officers

Harold C. Rauner (53), a director of the Company, has served as the President and Chief Executive Officer of the Company since January 24, 1997. Mr. Rauner became President of The Business Bank, the Company’s main subsidiary, in December 1994.

Sharon A. Stakes (41), a director of the Company, has served as Executive Vice President of the Company since July 17, 1999. Mrs. Stakes became Executive Vice President of The Business Bank in June 1998.

Lisa M. Porter (44) has served as Chief Financial Officer of the Company since June 24, 1996. Ms. Porter became Chief Financial Officer of The Business Bank in October 1997.

Executive Compensation

The following table sets forth the annual compensation for the period 2001 through 2003 paid to the Chief Executive Officer (CEO) of the Company during the years ended December 31. None of the Company’s other executive officers received in excess of $100,000 in annual compensation in 2003.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options/SARs (#)	All Other Compensation ($)
Harold C. Rauner President and Chief Executive Officer	2003 2002 2001	123,750 113,807 113,012	16,243 16,243 16,243	— — —	— 10,000 8,000	3,085 3,085 3,292	(1) (1) (1)
(1)	The amounts shown consist of employer matching and pay-based credits under the UFBC 401(K) Plan.

Stock Options/SAR Grants in 2003

Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in 2003	Exercise Price or Base Price ($/Sh)	Expiration Date
Harold C. Rauner President and Chief Executive Officer	- 0 -	0.00%	N/A	N/A

Aggregated Option/SAR Exercises in 2003 and 2003 Option/SAR Values
Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Options/SARs at Fiscal Year End (#) Exercisable / Unexercisable	Value of Unexercised In-the- Money Options/SARs at Fiscal Year End ($) Exercisable / Unexercisable
Harold C. Rauner President and Chief Executive Officer	—	$-0-	52,080 / 7,500	$517,697 / $-0-

Compensation Pursuant to Plans

The Company maintains certain plans that provide, or may provide, additional compensation to current directors, executive officers and other employees of the Company. These plans include: the Company’s 401(K) Plan and the Company’s 1990,1999 and 2003 Executive Stock Plans and the 1996,1999 and 2003 Directors Stock Plans.

401(K) Plan

The Company established a 401(K) Plan in 1995, which covers all employees who meet specified age and employment requirements. The administrative expense associated with the 401(K) Plan was approximately $2,200 in 2003. The Company made a contribution to the 401(K) Plan of $30,000 in 2003. Future contributions, if any, will be determined annually at the discretion of the Company’s Compensation Committee and Board of Directors.

Executive Stock Plans

The Company maintains Executive Stock Plans covering substantially all employees. Under the plans, any employee who has or is expected to significantly contribute to the Company’s growth and profit may be granted one or more options. Members of the Compensation Committee (“Committee”) are not eligible. The Committee, consisting of designated non-employee members of the Board of Directors, may designate the characteristics and terms of the granted options.

The Committee establishes the price of each option share granted, provided that the price of qualified shares at the time of the grant not be less than the stock’s fair market value or book value. The options are exercisable at any time over a ten year period from the date of grant as long as the option holder is an employee of the Company. As of December 31, 2003, options to purchase 69,880 shares of Common Stock had been granted under the 1990 Executive Stock Plan which expired on December 31, 1999. Options to purchase 52,201 shares of Common Stock were granted under the 1990 Executive Stock Plan which expired on December 31, 2003. The 2003 Executive Stock Plan was approved at the June 6, 2003 Annual Meeting. The maximum number of shares issuable under the 2003 Executive Stock Plan is 90,000. No options were granted as December 31, 2003.

Director Stock Plans

The Company has Director Stock Plans which award options to purchase Common Stock to non-employee directors of the Company and of the Bank. The 1999 Directors Stock Plan also includes awards to advisory board members. The maximum number of shares issuable under the 1996 Directors Stock Plan was 8,000. The 1996 Directors Stock Plan expired on July 1, 1998 and all options to purchase common stock were issued. The 1996 Plan expired on August 1, 2003 and options to purchase 24,400 shares of common stock were issued. The 2003 Directors Stock Plan was approved at the June 6, 2003 Annual Meeting. As of December 31, 2003, no options were granted.

Certain Relationships

The Company’s officers and directors and other corporations, business organizations and persons with whom some of the Company’s officers and directors are associated, customarily have banking transactions with the Company’s bank subsidiary. All loan transactions have been made in the ordinary course of business on substantially the same terms, including interest rates and security for loans, as those prevailing at the time in comparable transactions with non-affiliated entities, and have not involved more than the normal risk of collectibility and do not present other unfavorable features. Loans to principal shareholders in excess of 5% beneficial ownership (“shareholders”), directors, officers and their family members or businesses in which the officer, director or shareholders, as a group, totaled $5,206,039 at December 31, 2003.

The building which serves as the Company’s headquarters is owned by a limited liability company of which Mr. Manuel V. Fernandez, a director and beneficial shareholder owning in excess of 5% of the Company’s Common Stock, has 50% beneficial ownership. A second shareholder, owning less than 5% of the Company’s Common Stock, also has 50% beneficial ownership in the limited liability company. The lease terms include three options for renewal and a right of first offer. During 1997, the Bank exercised one renewal option for a nine year extension. At December 31, 2003, the future minimum lease payments for the Company’s headquarters totaled $625,086.

The Bank entered into a lease with 133 Maple Ave LC, a limited liability company organized in the Commonwealth of Virginia, for 12,184 square feet in Vienna, Virginia. Mr. Harold C. Rauner, Chief Executive Officer and President of the Company and a shareholder, is a member of the limited liability company. Mr. Manuel V. Fernandez, Vice Chairman and director of the Company and a beneficial shareholder owning in excess of 5% of the Company’s common stock, is also a member of the limited liability company. A third shareholder, owning less than 5% of the Company’s common stock, is also a member of the limited liability company. The lease term is for ten years with four options, each granting five year extensions. The lease commences September 1, 2003. The terms of the lease are substantially the same as those prevailing for similar leases within the market area that the building is located. At December 31, 2003, the future minimum lease payments for the Company’s headquarters totaled $2,436,735.

Stock Ownership

At March 31, 2004, the executive officers and directors of the Company beneficially owned, in the aggregate and without duplication, 694,946 shares of Common Stock, or 61.25% of the common shares outstanding. To the best of the Company’s knowledge, persons who beneficially owned 5% or more of the Company’s Common Stock on that date are set forth in the following table.

	Number of Shares of Common Stock Beneficially Owned (1)		Percent of Outstanding Common Stock Shares (1)
JNV Limited Partnership II/Jeffery Valcourt 1001 N. Highland Street Suite 200 Arlington, VA 22201	296,413	(2)	28.41%

Manuel V. Fernandez 650 Water Street, S.W. Washington, D.C. 20024	147,926	(3)	14.20%

Dennis I. Meyer 6307 Olmi Landrith Drive Alexandria, VA 22307	106,807	(4)	10.24%

Rita M. Meyer 6307 Olmi Landrith Drive Alexandria, VA 22307	106,807	(4)	10.24%

Robert F. Long 300 Belvedere Street Carlisle, PA 17013	71,569		6.89%

Harold C. Rauner 12006 Settle Court Fairfax, VA 22033	66,380	(5)	6.07%

(1)	A person is deemed to be the beneficial owner of shares as to which he owns or shares voting or investment power. Except as otherwise indicated, all shares are owned directly. Ownership is based on 1,038,637 shares of Common Stock. In calculating the percentage of shares owned for warrant and option holders, the total number of shares outstanding is deemed to include option shares granted to the holder and exercisable within sixty days of the Record Date.
(2)	Includes 1,000 shares of Common Stock owned by Mr. Valcourt and options to purchase 4,600 shares of Common Stock pursuant to the Company’s Directors Stock Plans. Also includes 290,813 shares of Common Stock owned by JNV Limited Partnership II, of which Mr. Valcourt is the general partner.
(3)	Includes 144,926 shares owned directly. Also includes an option to purchase 3,000 shares of Common Stock pursuant to the Company’s Directors Stock Plans.
(4)	Mr. Dennis I. Meyer and Mrs. Rita M. Meyer have beneficial ownership through marriage. The ownership above includes 4,875 shares owned by Mr. and Mrs. Meyer’s five children, 239 shares owned by Mr. Meyer and 97,093 shares owned by Mrs. Meyer. Also includes options owned by Mr. Meyer to purchase 4,600 shares of Common Stock pursuant to the Company’s Directors Stock Option Plans.
(5)	Includes 11,800 shares owned directly and options to purchase 54,580 shares of Common Stock pursuant to the Company’s Executive Stock Plans.

RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The accounting firm of Brown, Dakes, Wannall & Maxfield, P.C. was selected to audit the consolidated financial statements of the Company for the years ended December 31, 2001 and 2002. On October 1, 2003, the firm of Brown, Dakes, Wannall & Maxfield, P.C. merged with the firm of Argy, Wiltse & Robinson, P.C. Brown, Dakes, Wannall & Maxfield, P.C. ceased operations on October 21, 2003 and therefore ceased to be the independent auditors for United Financial Banking Companies, Inc. (UFBC). Argy, Wiltse & Robinson, P.C. does not accept nor service clients registered with the Securities and Exchange Commission.

Brown, Dakes, Wannall & Maxfield, P.C.’s report on UFBC’s financial statements for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles. During the period January 1, 2001 to December 31, 2002 and through the date on which they merged, there were no disagreements with Brown, Dakes, Wannall & Maxfield, P.C. on any matter of accounting principles or practices, financial statement disclosure, audit scope or procedure which, if not resolved to its satisfaction, would have caused it to make reference to such disagreement in connection with this report.

Fees Paid to Independent Accounting Firm

Audit Fees.

During 2003, the aggregate amount of fees billed to the Company by Goodman & Company, L.L.P. for services rendered by it for the audit of the Company’s financial statements, and for services normally provided in connection with statutory and regulatory filings was $22,700.

During 2003, the aggregate amount of fees billed to the Company by Brown, Dakes, Wannall & Maxfield, P.C. for services rendered by it for review of financial statements included in the Company’s reports on Form 10-QSB, and for services normally provided in connection with statutory and regulatory filings was $5,475. In 2002, the aggregate amount of fees billed to the Company by Brown, Dakes, Wannall & Maxfield, P.C. was $27,500 for services rendered by it for the audit of the Company’s financial statements and review of financial statements included in the Company’s reports on Form 10-QSB, and for services normally provided in connection with statutory and regulatory filings.

Audit-Related Fees.

During 2003, the aggregate amount of fees billed to the Company by Goodman & Company, L.L.P. for assurance and related services reasonably related to the performance of the audit services rendered by it was $–0–, and $2,500 for certain agreed upon procedures related to collateral verification.

During 2003, the aggregate amount of fees billed to the Company by Brown, Dakes, Wannall & Maxfield, P.C. for assurance and related services reasonably related to the performance of the audit services rendered by it was $-0- and, $-0- for certain agreed upon procedures related to collateral verification.

In 2002, Brown, Dakes, Wannall & Maxfield, P.C. billed the Company $–0– for assurance and related services reasonably related to the performance of the audit and $2,500 for certain agreed upon procedures related to collateral verification.

Tax Fees.

During 2003, the aggregate amount of fees billed to the Company by Goodman & Company, L.L.P. for tax advice, compliance and planning services was $5,000.

In 2002, Brown, Dakes, Wannall & Maxfield, P.C. billed $3,500 for tax advice, compliance and planning services.

All Other Fees.

In 2003 or 2002, neither Goodman & Company, L.L.P. nor Brown, Dakes, Wannall & Maxfield, P.C. billed the Company any amounts for other services.

None of the engagements of Goodman & Company, L.L.P. or Brown, Dakes, Wannall & Maxfield, P.C. to provide services other than audit services was made pursuant to the de minimus exception to the pre-approval requirement contained in the rules of the Securities and Exchange Commission and the Company’s audit charter.

INFORMATION RELATING TO FUTURE SHAREHOLDER PROPOSALS

In the event shareholders of the Company intend to make any proposals to be presented at the next Annual Meeting of Shareholders of the Company to be held on such date as shall be designated by the Board, such proposals must be received at the Company’s executive offices at 8399 Leesburg Pike, Vienna, Virginia 22182, not less than 120 days prior to April 2, 2005, or December 1, 2004, in order for such proposals to be included in the Company’s Proxy Statement and form of proxy relating to such meeting. If such proposal is not to be included in the Company’s Proxy materials, notice must be received no later than 120 days prior to the 2005 Annual Meeting of Shareholders, anticipated to be held in May 2005.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more ten percent of the Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and to provide the Company with copies of all Forms 3, 4 and 5 they file.

Based solely upon the Company’s review of the copies of the forms which it has received and written representations from the Company’s directors, executive officers and ten percent shareholders, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a).

OTHER MATTERS

Management has no knowledge of any other matters which may come before the Meeting and does not itself intend to present any such other matters. However, if any such matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own best judgment.

THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, INCLUDING FINANCIAL STATEMENTS, ARE BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. THE COMPANY WILL PROVIDE SHAREHOLDERS, WITHOUT CHARGE, UPON THEIR REQUEST, WITH A COPY OF THE ANNUAL FORM 10- KSB REPORT TO THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003. REQUESTS SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, 8399 LEESBURG PIKE, VIENNA, VIRGINIA 22182.

By Order of the Board of Directors

/ s / LISA M. PORTER

Lisa M. Porter

Corporate Secretary

April 29, 2004

ATTACHMENT A

UNITED FINANCIAL BANKING COMPANIES, INC.

AUDIT COMMITTEE CHARTER

I. PURPOSE AND GENERAL RESPONSIBILITIES

1.	The Audit Committee:

a.	Oversees and reports to the Board of Directors regarding (a) accounting and financial reporting processes, (b) audits of the financial statements, (c) the qualifications and independence of Registered Public Accounting Firms (“Independent auditors”) engaged to provide independent audits and related services, and (d) the performance of the internal audit function and independent auditors;

b.	Performs the other duties of the committee specified by federal securities laws and regulations, the Federal Deposit Insurance Act and related regulations (the “FDIA”), to the extent applicable to the Company, the listing standards of the NASDAQ Stock Market, Inc. or other securities market exchange or exchange on which the Company’s securities are listed or eligible for trading (“Listing Standards”), and this charter.

c.	In addition to its other duties and powers specified in this charter, as directed by the Board, investigates and reports to the Board with respect to specific matters involving financial reporting, financial accounting, conflicts of interest, internal controls, and compliance with laws and regulations relating to such matters.

II. RELATIONSHIPS WITH INDEPENDENT AUDITORS

2.	The independent auditors are ultimately accountable to the Board and to the committee, as representatives of the shareholders. The committee, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation, retention, evaluation, termination, and oversight of the work of any independent auditor employed by the Company for the purpose of preparing or issuing an audit report or related work. The independent auditors report directly to the committee.

3.	The committee is responsible for the resolution of any disagreements between management of the Company and the independent auditors regarding financial reporting.

4.	At least annually, the committee:

a.	Reviews with management and the independent auditors the reports required to be provided to the committee by the independent auditor by Section 10A of the Securities Exchange Act of 1934 (“Section 10A”), the scope of services required by the audit, major risk factors, critical accounting policies, alternative treatments of financial information, audit conclusions regarding significant accounting estimates, and the compliance of the audit with the audit procedures required by Section 10A relating to detection of illegal acts, identification of related party transactions, and evaluation of the Company as a going concern.

b.	Receives and considers a formal written statement from the independent auditor delineating all relationships between the auditor and the Company, as required by Independent Standards Board Standard No. 1, and actively engages in a dialogue with the independent auditor with respect to any disclosed relationships or services that may affect the objectivity and independence of the auditors and takes appropriate action to oversee the independence of the independent auditor.

5.	The committee discusses with management and the independent auditors any illegal acts reported to the committee by the independent auditors that the independent auditor detected or which otherwise came to the independent auditor’s attention in the course of the audit, and recommends that the Board take appropriate remedial action.

III. APPROVAL OF AUDIT SERVICES

6.	All auditing services (including, without limitation, comfort or “agreed upon procedures” letters in connection with securities underwritings) and permitted non-audit services, other than as provided by section 7, below, provided to the Company by its independent auditors shall be preapproved by the committee. Approval of the committee may be obtained by majority vote of the committee members at any meeting of the committee or by written consent of a majority of committee members without a meeting of the committee.

7.	Pre-approval under the preceding section is not required with respect to the provision of non-audit services if:

a.	the aggregate amount of all such non-audit services provided to the Company constitutes not more than 5 percent of the total amount of revenues paid by the Company to its independent auditors during the fiscal year In which the non-audit services are provided; and

b.	such services were not recognized by the Company at the time of the engagement to be non-audit services; and

c.	the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee.

8.	The Company’s independent auditors shall not provide any prohibited non-audit service to the Company. Prohibited non-audit services are defined as follows:

a.	bookkeeping or other services related to the accounting records or financial statements of the Company;

b.	financial information systems design and implementation;

c.	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

d.	actuarial services;

e.	internal audit outsourcing services;

f.	management functions or human resources;

g.	broker or dealer, investment adviser, or investment banking services;

h.	legal services and expert services unrelated to the audit; and

i.	any other service that is determined by the Public Company Accounting Oversight Board to be impermissible.

9.	The Company’s independent auditors may be engaged by the committee to perform any non-audit service, including tax services, that is not described in section 8, above, if that non-audit service is approved in advance by the committee in accordance with section 6, above.

10.	Approval of any non-audit service to be performed by the independent auditor shall be disclosed in the Company’s periodic reports, as required under applicable SEC regulation.

V. REVIEW OF FINANCIAL STATEMENTS

11.	The committee reviews and discusses the audited financial statements with management.

12.	The committee discusses with the independent auditors the matters required by Statement of Auditing Standards No. 61, as amended, which requires auditors to communicate certain matters to the Committee. These matters include the methods used to account for any significant unusual transactions, the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or consensus, the process used by management in formulating certain accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates, and any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

13.	Based upon the reviews and discussions referred to in sections 4(b), 11 and 12, recommending to the Board whether the financial statements should be included in the Company’s annual report on Form 10-KSB.

14.	The committee discusses with management and the independent auditors issues regarding accounting principles and practices that could significantly affect the financial statements or the adequacy of the internal control system including required or suggested changes in auditing and accounting principles and practices, and reviews with management and the independent auditors their assessments of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls.

15.	The committee, or, at the discretion of the committee, one or more members of the committee, reviews the quarterly financial statements included in the Company’s Forms 10-QSB with management and the independent auditors.

VI. EXTERNAL REPORTS

16.	The committee:

a.	Issues a report to be included in the Company’s annual proxy materials stating that the Committee has fulfilled the responsibilities set forth in sections 4(b), 11, 12, and 13.

b.	Reviews with management the basis for the annual Management Reports regarding the annual financial statements, internal control structure, procedures for financial reporting, and compliance with laws and regulations relating to safety and soundness required by the Federal Deposit Insurance Act (“FDIA”) and implementing regulations; and with the independent auditors the basis for their reports required by the FDIA.

VII. RELATIONSHIP WITH INTERNAL AUDITORS

17.	The committee approves the appointment of any accounting firm engaged to perform internal audit functions, and reviews the fees to be paid to such firm.

18.	The committee reviews and approves the scope of internal audits and significant reports by the internal audit function, and reviews the effectiveness of the internal audit function in monitoring the system of internal controls.

VIII. COMPLAINT PROCEDURES

19.	The committee will establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company, of concerns regarding questionable accounting or auditing matters, when and as required by law or the Listing Standards.

IX. INTERNAL REPORTS

20.	The committee reports to the full Board of Directors of the Company. The Board establishes the Charter, membership, and duties of the committee. The committee:

a.	Reviews and reassesses the charter of the committee each year, and recommends any proposed changes to the Board for approval; and

b.	Provides regular reports of its activities to the Board.

X. MEMBERSHIP

21.	The Committee consists of at least three members. The Board of Directors, by a majority vote of the Board, establishes the number of members, the membership of the Committee, and the Chair of the Committee at the annual organizational meeting and at other times the Board deems appropriate. Members of the committee shall serve for one year terms or until their earlier resignation, retirement or removal by the Board or until their successors are appointed. No member of the committee shall be removed except by majority vote of the full Board then in office.

22.	All members of the committee are “independent” as defined in applicable law, regulations of the Securities and Exchange Commission (“SEC”), the Federal Deposit Insurance Act and related regulations (the “FDIA”), and to the extent applicable, the Listing Standards. Members of the committee also meet all other applicable requirements of the SEC, FDIA, and Listing Standards for financial, accounting or related expertise. The committee includes one or more members having the qualifications of an audit committee financial expert, when and as required by applicable SEC regulations or the Listing Standards except as determined by the Board.

XI. MEETING FREQUENCY

23.	The committee meets at least quarterly, and at such other times as are established by the Board, the committee, or the Chair of the committee.

XII. CONDUCT OF MEETINGS

24.	The committee establishes reasonable rules for the conduct of meetings and required notice of meetings, subject to oversight by the Board of Directors and the requirements of this charter.

25.	The committee meets by conference call or in person, and also may act by unanimous consent and, pursuant to Section 15 of this charter, by delegation to the extent the committee determines is necessary for timely action. The committee will review all delegated actions at its next following meeting. A majority of the committee constitutes a quorum. Minutes of the committee are not required, but may be kept. Reports and recommendation to the Board of Directors are written.

XIII. AUTHORITY, SUPPORT, AND ADVICE

26.	The committee’s functions shall be supported by the Chief Financial Officer. The committee may hold meetings with independent auditors, internal audit personnel, outside counsel to the Company and the Bank, and others as it deems appropriate. The committee is advised by the independent auditors and the Company’s outside counsel, and also may, but is not required to, engage separate counsel or other advisors to the committee. The committee may rely on these advisors regarding the application, contents, and meaning of auditing and accounting standards, laws, and regulations. The committee may rely on the independent auditors to identify the matters required to be discussed and disclosed by the independent auditors.

XIV. FUNDING

27.	The Company shall provide for appropriate funding, as determined by the committee, for payment of compensation to the independent auditors employed by the Company for the purpose of rendering an audit report or performing other audit, review, or attest services for the Company and to any advisors employed by the committee and for payment of ordinary administrative expenses of the committee that are necessary or appropriate in carrying out its duties.

UNITED FINANCIAL BANKING COMPANIES, INC.

8399 Leesburg Pike

Vienna, Virginia 22182

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, revoking any proxy heretofore given, hereby appoints William J. McCormick, Jr., Jeffery T. Valcourt and Dennis I. Meyer, or either of them (with full power to act in the absence of the other, each with full power of substitution) as proxies to vote all of the shares of Common Stock of United Financial Banking Companies, Inc. (the “Company”), held of record at the close of business on March 31, 2004, by the undersigned at the Annual Meeting of Shareholders of said company, to be held in The Business Bank’s Vienna Branch, 133 Maple Avenue, East, Vienna, Virginia, on May 21, 2004, at 10:00 a.m., and at any and all adjournments thereof as follows:

1.	ELECTION OF DIRECTORS [ ] FOR all nominees listed below (except as indicated to the contrary below)
[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below (under Instructions)

Class	2—Director Harold C. Rauner

Instructions:	To withhold authority to vote for either of the nominees, write that nominee’s name in this space:

2.	To ratify the appointment of Goodman & Company, L.L.P. as independent auditors for 2003 and 2004
’	FOR ’ AGAINST ’ ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before this meeting.

’	FOR ’ AGAINST ’ ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of nominees listed under Item 1, FOR the appointment of Goodman & Company, L.L.P. as the independent auditors for 2003 as listed under Item 2.

Please sign exactly as your name appears below. When shares are held by joint tenants either one may sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature Date

Signature if held jointly Date

The	number of shares shown above are covered by this proxy. I plan do not plan to attend the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

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